UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  September 1, 2014

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-190080	26-4333375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Boulevard, Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 820-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2014, BioSig Technologies, Inc. (the “Company”) entered into a letter agreement and release (the “Cancellation and Release Agreement”) with Asher Holzer, Ph.D., a member of the Company’s board of directors (the “Board”), pursuant to which Dr. Holzer agreed to cancel, extinguish and terminate all amounts due or owed by the Company (“Repayment Obligation”) for services performed by Dr. Holzer pursuant to that certain consulting agreement, dated as of August 1, 2012, as amended (the “Consulting Agreement”).

In connection with the cancellation of the Repayment Obligation and in exchange for Dr. Holzer waiving and releasing the Company from all possible claims related to the Repayment Obligation and the Consulting Agreement, Dr. Holzer was granted a nonstatutory stock option to purchase 75,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on September 1, 2014, with (i) an exercise price equal to $2.50 per share, which represents the fair market value of the Common Stock as of the date of grant, (ii) 100% of the optioned shares vesting on the date of grant and (iii) an option term of seven (7) years, subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “Incentive Plan”) and the standard form of nonstatutory stock option agreement.

The foregoing summary of the Cancellation and Release Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Readers should review such agreement for a more complete understanding of its terms and conditions.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gallagher Option Grant

As previously reported, on July 14, 2014, the Board appointed Patrick Gallagher as a member of the Board, effective as of July 15, 2014, to serve for a term expiring at the Company’s 2015 annual meeting of stockholders. In connection with his appointment, Mr. Gallagher was granted a nonstatutory stock option to purchase 150,000 shares of the Company’s Common Stock on September 1, 2014, with (i) an exercise price equal to $2.50 per share, which represents the fair market value of the Common Stock as of the date of grant, (ii) 50% of the optioned shares vesting on the first anniversary of the date of grant and the remaining 50% vesting over a one-year period from the first anniversary of the date grant, with one-twelfth (1/12th) of the remaining optioned shares vesting thereafter on each monthly anniversary of the date of grant, and (iii) an option term of seven (7) years, subject to the terms and conditions of the Incentive Plan and the standard form of nonstatutory stock option agreement.

Restricted Stock Awards

On September 1, 2014, the Company granted restricted stock awards of 400,000 shares of Common Stock to Kenneth Londoner, the Company’s executive chairman, and 200,000 shares of Common Stock to Steve Chaussy, the Company’s chief financial officer, pursuant to the Incentive Plan, with 100% of the restricted shares vesting on the date of grant and subject to the terms and conditions of the Incentive Plan and the standard form of restricted stock award agreement.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Letter Agreement and Release, dated as of September 1, 2014, by and between BioSig Technologies, Inc. and Asher Holzer, Ph.D
10.2	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: September 5, 2014	By:	/s/ Gregory Cash
Name: Gregory Cash
Title: Chief Executive Officer